As filed with the Securities and Exchange Commission on August 12, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENSYM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2932756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

52 Second Avenue, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

2000 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Kim A. Mayyasi

President and Chief Executive Officer

Gensym Corporation

52 Second Avenue

Burlington, Massachusetts 01803

(781) 256-7100

(Name and Address of Agent for Service)

(781) 256-7100

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share (including the associated Preferred Stock Purchase Rights)	250,000 shares	$3.32	(2)	$828,750	(2)	$98

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered to prevent dilution from stock splits, stock dividends or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the bid and asked price of the Common Stock as reported on the OTC Bulletin Board on August 11, 2005.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-38488) filed by the Registrant on June 2, 2000, relating to the Registrant’s 2000 Stock Incentive Plan.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 12th day of August, 2005.

GENSYM CORPORATION

By:	/s/ KIM A. MAYYASI
Kim A. Mayyasi
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Gensym Corporation, hereby severally constitute and appoint Kim A. Mayyasi and Stephen D. Allison, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Gensym Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ KIM A. MAYYASI	President, Chief Executive Officer and Director (Principal executive officer)	August 8, 2005
Kim A. Mayyasi

/s/ STEPHEN D. ALLISON	Vice President, Finance and Chief Financial Officer (Principal financial and accounting officer)	August 8, 2005
Stephen D. Allison

/s/ LOWELL B. HAWKINSON	Director	August 8, 2005
Lowell B. Hawkinson

/s/ FRANK CIANCIOTTA	Director	August 5, 2005
Frank Cianciotta

/s/ JOHN A. SHANE	Director	August 8, 2005
John A. Shane

/s/ DAVID A. SMITH	Director	August 8, 2005
David A. Smith

/s/ THOMAS E. SWITHENBANK	Director	August 3, 2005
Thomas E. Swithenbank

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Registrant (1)

4.2	Amended and Restated By-Laws of the Registrant (1)

4.3	Rights Agreement, dated as of April 8, 1997, between the Registrant and State Street Bank & Trust Company, as Rights Agent (2)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of Vitale, Caturano & Company, Ltd.

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith.
(1)	Incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated April 8, 1997 and filed on April 17, 1997.